Exhibit (h)(1)(ii)

AMENDMENT NO. 1

TO THE

MUTUAL FUNDS SERVICE AGREEMENT

AMENDMENT NO. 1, dated as of January 1, 2021 (“Amendment No. 1”), to the Mutual Funds Service Agreement dated as of July 16, 2020 (“Agreement”) between EQ Advisors Trust, a Delaware statutory trust (“Trust”), and Equitable Investment Management Group, LLC, a Delaware limited liability company (“EIM” or “Administrator”).

The Trust and EIM agree to modify the Agreement as follows:

1.	Schedule A: Schedule A to the Agreement is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

EQ ADVISORS TRUST		EQUITABLE INVESTMENT MANAGEMENT GROUP, LLC

By:	/s/ Brian Walsh	By:	/s/ Michal Levy
	Brian Walsh		Michal Levy
	Chief Financial Officer and Treasurer		Director, Senior Vice President and Chief Operating Officer

SCHEDULE A

AMENDMENT NO. 1 TO THE

MUTUAL FUNDS SERVICE AGREEMENT

Fees and Expenses

Trust Administration, Accounting and Compliance Fees

Single-Advised Portfolios

The greater of $30,000 per Portfolio or 0.100% of the first $30 billion; 0.0975% of the next $10 billion; 0.0950% of the next $5 billion; and 0.0775% thereafter (based on aggregate average daily net assets of the Single-Advised Portfolios)

1290 VT DoubleLine Dynamic Allocation

1290 VT DoubleLine Opportunistic Bond

1290 VT Energy

1290 VT Equity Income

1290 VT GAMCO Mergers & Acquisition

1290 VT GAMCO Small Company Value

1290 VT Low Volatility Global Equity

1290 VT Multi-Alternative Strategies

1290 VT Natural Resources

1290 VT Real Estate

1290 VT SmartBeta Equity

1290 VT Socially Responsible

EQ/AB Short Duration Government Bond

EQ/American Century Mid Cap Value

EQ/BlackRock Basic Value Equity

EQ/Capital Group Research

EQ/ClearBridge Large Cap Growth

EQ/Common Stock Index

EQ/Core Bond Index

EQ/Equity 500 Index

EQ/Fidelity Institutional AMSMLarge Cap

EQ/Franklin Rising Dividends

EQ/Franklin Strategic Income

EQ/Goldman Sachs Mid Cap Value

EQ/Intermediate Government Bond

EQ/International Equity Index

EQ/Invesco Comstock

EQ/Invesco Global

EQ/Invesco Global Real Estate

EQ/Invesco International Growth

EQ/Janus Enterprise

EQ/JPMorgan Value Opportunities

EQ/Large Cap Growth Index

EQ/Large Cap Value Index

EQ/Lazard Emerging Markets Equity

EQ/Loomis Sayles Growth

EQ/MFS International Growth

EQ/MFS International Intrinsic Value

EQ/MFS Mid Cap Focused Growth

EQ/MFS Technology

EQ/MFS Utilities Series

EQ/Mid Cap Index

EQ/Money Market

EQ/PIMCO Global Real Return

EQ/PIMCO Real Return Portfolio

EQ/PIMCO Total Return Portfolio

EQ/PIMCO Ultra Short Bond

EQ/Small Company Index

EQ/T. Rowe Price Growth Stock

EQ/T. Rowe Price Health Sciences

EQ/Wellington Energy

Hybrid, ATM and Allocation Portfolios*

The greater of $32,500 per Portfolio or 0.140% of the average daily net assets of the Portfolios for the first $60 billion; 0.110% of the next $20 billion; 0.0875% of the next $20 billion; and 0.0775% thereafter (based on aggregate average daily net assets of the Hybrid Portfolios, ATM and Allocation Portfolios) and the Portfolios of EQ Premier VIP Trust

1290 VT Convertible Securities

1290 VT High Yield Bond

1290 VT Micro Cap

1290 VT Moderate Growth Allocation

1290 VT Small Cap Value

ATM International Managed Volatility

ATM Large Cap Managed Volatility

ATM Mid Cap Managed Volatility

ATM Small Cap Managed Volatility

EQ/500 Managed Volatility

EQ/International Managed Volatility

EQ/2000 Managed Volatility

EQ/400 Managed Volatility

EQ/AB Dynamic Aggressive Growth

EQ/AB Dynamic Growth

EQ/AB Dynamic Moderate Growth

EQ/AB Small Cap Growth

EQ/Aggressive Growth Strategy

EQ/All Asset Growth Allocation

EQ/American Century Moderate Growth Allocation

EQ/AXA Investment Managers Moderate Allocation

EQ/Balanced Strategy

EQ/ClearBridge Select Equity Managed Volatility

EQ/Conservative Growth Strategy

EQ/Conservative Strategy

EQ/Emerging Markets Equity PLUS

EQ/First Trust Moderate Growth Allocation

EQ/Franklin Balanced Managed Volatility

EQ/Franklin Small Cap Value Managed Volatility

EQ/Global Bond PLUS

EQ/Global Equity Managed Volatility

EQ/Goldman Sachs Growth Allocation

EQ/Goldman Sachs Moderate Growth Allocation

EQ/Growth Strategy

EQ/International Core Managed Volatility

EQ/International Value Managed Volatility

EQ/Invesco Moderate Allocation

EQ/Invesco Moderate Growth Allocation

EQ/JPMorgan Growth Allocation

EQ/Large Cap Core Managed Volatility

EQ/Large Cap Growth Managed Volatility

EQ/Large Cap Value Managed Volatility

EQ/Legg Mason Growth Allocation

EQ/Legg Mason Moderate Allocation

EQ/Mid Cap Value Managed Volatility

EQ/Moderate Growth Strategy

EQ/Morgan Stanley Small Cap Growth

EQ/Quality Bond PLUS

EQ/Ultra Conservative Strategy

Multimanager Aggressive Equity

Multimanager Core Bond

Multimanager Technology

*	Assets of these Portfolios are not included in the calculation of the single-advised Portfolio asset based fee.